                           [ERNST & YOUNG LETTERHEAD]


                                                                       EXHIBIT 7

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 27, 1998 with respect to the statutory-basis financial statements and schedules of Western Reserve Life Assurance Co. of Ohio included in the Registration Statement and related Prospectus of WRL Series
Life Corporate Account for the registration of variable adjustable life insurance policies.


                                                           /s/ ERNST & YOUNG LLP


Des Moines, Iowa
June 19, 1998